Exhibit 24 - Consent of Registered Public Accountants

MOE O’SHAUGHNESSY & ASSOCIATES, P.S.
Certified Public Accountants

CONSENT OF REGISTERED PUBLIC ACCOUNTANTS

Board of Directors
Electronic Systems Technology, Inc.
Kennewick, Washington

We hereby consent to the use of our opinion, dated February 16, 2007, on the financial statements of Electronic Systems Technology, Inc., for the years ended December 31, 2006 and 2005 in the Form 10-KSB.

MOE O'SHAUGHNESSY & ASSOCIATES, P.S.

/s/ JENNY E. ANDERSON

Jenny E. Anderson,
Certified Public Accountant

Spokane, Washington
February 23, 2007

427 W. Sinto Avenue, Ste. 200, Spokane, Washington 99201
Phone (509) 325-4900  Fax (509-325-9345 E-Mail moaps@qwest.net